Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended July 31, 2015

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(4,820,539)
Unrealized Gain (Loss) on Market Value of Futures	(17,216,820)
Dividend Income	7,844
Interest Income	19,956
ETF Transaction Fees	18,000
Total Income (Loss)	$(21,991,559)

Expenses
General Partner Management Fees	$308,525
Brokerage Commissions	189,742
Professional Fees	120,832
SEC & FINRA Registration Expense	34,286
NYMEX License Fee	7,713
Prepaid Insurance Expense	5,601
Non-interested Directors' Fees and Expenses	4,351
Total Expenses	$671,050
Net Income (Loss)	$(22,662,609)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 7/1/15	$623,510,583
Additions (11,800,000 Shares)	157,973,852
Withdrawals (14,500,000 Shares)	(196,759,160)
Net Income (Loss)	(22,662,609)

Net Asset Value End of Month	$562,062,666
Net Asset Value Per Share (43,166,476 Shares)	$13.02

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2015 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612